Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S‑8 of our report dated October 26, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Actuant Corporation's Annual Report on Form 10‑K for the fiscal year ended August 31, 2016.

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
January 17, 2017